UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 20, 2024
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of shareholders of First Interstate BancSystem, Inc. (the “Company”) held on May 20, 2024 (the “Annual Meeting”), the shareholders of the Company voted on and approved an amendment to the Company’s 2023 Equity and Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.
The terms and conditions of the 2023 Plan, as amended, are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2024, as amended and supplemented
Item 5.07 Submission of Matters to Vote of Security Holders.
On May 20, 2024, the Company held the Annual Meeting. The proposals voted upon at the Annual Meeting and the final voting results for each proposal are as follows.
Proposal No. 1 - To elect as Class III directors the nominees proposed by the Company’s Board of Directors, to three-year terms expiring at the annual meeting of shareholders to be held in 2027, or until their respective successors have been elected and qualified.

Name of Nominee	For	Against	Abstentions
John M. Heyneman, Jr.	71,076,358	9,840,118	41,330
David L. Jahnke	78,133,783	2,757,247	66,776
Kevin P. Riley	79,486,088	1,342,644	129,074
James R. Scott	73,202,530	7,725,400	29,876
Proposal No. 2 - To approve an amendment to the 2023 Plan

For	Against	Abstentions	Broker Non-Votes
74,427,906	6,445,961	83,939	7,060,053
Proposal No. 3 - To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
78,161,340	2,631,349	165,117	7,060,053
Proposal No. 4 - To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions
87,184,113	810,544	23,202
Item 7.01 Regulation FD Disclosure.
The Board appointed Stephen B. Bowman to serve as Chair of the Board of Directors, effective May 23, 2024. Mr. Bowman has served the Company as a director since February 2021, and he will continue to serve as a member of the Compensation and Human Capital Committee of the Board of Directors. Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation, a global financial institution, from 2014 until his retirement in 2020. Mr. Bowman is the successor in such role to David L. Jahnke, who has served as Chair of the Board of Directors since May 2020. Mr. Jahnke has served the Company as a director since September 2011, and he will continue to serve as a member of the Board of Directors and as a member of the Audit Committee, and its Governance and Nominating Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 23, 2024

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer